Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-6
*CUSIP:    21988G866    Class   A-1
           21988GAG1    Class   A-2
           21988GAH9    Class   A-3

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2004.

INTEREST ACCOUNT
----------------


Balance as of   December 15, 2003.....                                    $0.00
        Scheduled Income received on securities.....              $2,426,587.50
        Unscheduled Income received on securities.....                    $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -$2,389,087.13
        Distribution to Class A-2 Holders.....                           -$0.00
        Distribution to Class A-3 Holders.....                      -$37,500.00
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.37
Balance as of   June 15, 2004.....                                        $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   December 15, 2003.....                                    $0.00
        Scheduled Principal received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                                     -$0.00
Balance as of   June 15, 2004.....                                        $0.00


              UNDERLYING SECURITIES HELD AS OF      June 15, 2004

           Principal
             Amount                         Title of Security
           ---------                        -----------------
          $10,000,000      Delta Air Lines, Inc. 9.75% Debentures due May 15,
                           2021
                           *CUSIP:      247361YG7

           Principal
             Amount                         Title of Security
           ---------                        -----------------
          $46,725,000      Delta Air Lines, Inc. 8.30% Notes due December 15,
                           2029
                           *CUSIP:      247361WH7

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.